Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No.1 to the Registration Statement No. 333-53429 of Nextel Communications, Inc. on Form S-8 of our report dated February 22, 1999, appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1998.



Deloitte & Touche, LLP

McLean, Virginia
December 15, 1999